                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     SEACOAST FINANCIAL SERVICES CORPORATION
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               (Exact name of issuer as specified in its charter)

       MASSACHUSETTS                                      041659040
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

  791 PURCHASE STREET, NEW BEDFORD, MASSACHUSETTS            02740
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(Address of principal executive offices)                  (Zip Code)

        SEACOAST FINANCIAL SERVICES CORPORATION 1999 STOCK INCENTIVE PLAN
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                            (Full title of the plan)

                               Kevin G. Champagne
                      President and Chief Executive Officer
                     Seacoast Financial Services Corporation
                               791 Purchase Street
                        New Bedford, Massachusetts 02740
                                 (508) 984-6000
                   ------------------------------------------
                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                            Peter W. Coogan, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                          -------------------------------



                         CALCULATION OF REGISTRATION FEE
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------------------------------------------------------------------------------------------------------------------
                                          Amount         Proposed Maximum      Proposed Maximum       Amount of
Title of Securities                       to be           Offering Price      Aggregate Offering    Registration
to be Registered                      Registered (1)       Per Share (2)             Price               Fee
------------------------------------------------------------------------------------------------------------------

Common Stock (par value $.01)       1,960,000 shares           $11.63            $22,794,800.00        $6,336.95
------------------------------------------------------------------------------------------------------------------

         (1) Maximum number of shares issuable under the Seacoast Financial Services Corporation 1999 Stock Incentive Plan is 1,960,000. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock of the Registrant on August 24, 1999, as reported on the Nasdaq Stock Market.

                                     PART I

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees and directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference the following documents filed or to be filed with the Securities and Exchange Commission (the "Commission").

         (i) The Annual Report on Form 10-K of Seacoast Financial Services Corporation (the "Company") for the fiscal year ended October 31, 1998, filed with the Commission on January 29, 1999.

         (ii) The Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1999 filed with the Commission on August 12, 1999.

         (iii) The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1999 filed with the Commission on May 14, 1999.

         (iv) The Company's Transition Report on Form 10-Q for the transitional period from November 1, 1998 to December 31, 1998 filed with the Commission on March 15, 1999.

         (v) The Company's Current Report on Form 8-K filed with the Commission on February 9, 1999.

         (vi) The Company's Current Report on Form 8-K filed with the Commission on December 17, 1998 and amended by Amendment Number 1 on Form 8-K filed with the Commission on February 9, 1999.

         (vii) The description of the Company's Common Stock contained in the Company's Form 8-A filed with the Commission on November 18, 1998 including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or



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which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of Chapter 156B of the Massachusetts General Laws (the "MGL") authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Articles of Organization of the Company provide that each Director of the Company and each officer appointed or elected by the Board of Directors of the Company shall be indemnified by the Company to the extent permitted by law against any expenses incurred by such person in connection with any proceeding in which he or she is involved as a result of (i) his or her serving or having served as a Director, officer or employee of the Company, (ii) his or her serving or having served as a Director, officer or employee of any of the Company's wholly owned subsidiaries or (iii) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Company. The Board of Directors may, in its discretion, indemnify non-officer employees of the Company. In accordance with Massachusetts law, the Articles also provide that no indemnification shall be provided with respect to a matter as to which the indemnitee shall have been determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for such expenses.




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



         The Articles of Organization also provide that no Director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability. However, in conformity with Section 13(b) (1 1/2) of Chapter 156B of the MGL, a Director SHALL be liable (i) for any breach of the Director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the MGL or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

         The effect of these provisions would be to permit indemnification by the Company for liabilities arising out of the Securities Act.

         Section 67 of Chapter 156B of the MGL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors and officers liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts or omissions of such directors or officers in their capacity as directors or officers and
(ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Articles of Organization or By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

5 Opinion of Foley, Hoag & Eliot LLP as to the legality of the securities being registered

23.1     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5)

23.2     Consent of Arthur Andersen LLP

24       Power of Attorney (contained on the signature page)

99.1     Seacoast Financial Services Corporation 1999 Stock Incentive Plan

ITEM 9.  UNDERTAKINGS.

       1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report




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pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       2. The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the



                                      -5-
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Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      * * *




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



                                   SIGNATURES

         REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Bedford, Massachusetts, on August 26, 1999.

                                   SEACOAST FINANCIAL SERVICES CORPORATION


                                   By:/s/ Kevin G. Champagne
                                      --------------------------------------
                                      Kevin G. Champagne
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kevin G. Champagne and Francis S. Mascianica, Jr. and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

                                      * * *



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



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                           TITLE                                   DATE

/s/ Kevin G. Champagne                  President, Chief Executive Officer              August 26, 1999
-------------------------------         and Director (PRINCIPAL EXECUTIVE OFFICER)
     Kevin G. Champagne


/s/ Francis S. Mascianica, Jr.          Senior Vice President, Treasurer and
-------------------------------------   Chief Financial Officer(PRINCIPAL               August 26, 1999
     Francis S. Mascianica, Jr.         FINANCIAL AND ACCOUNTING OFFICER)


/s/ Manuel G. Camacho                   Director                                        August 26, 1999
-------------------------------------
     Manuel G. Camacho


/s/ David P. Cameron                    Director                                        August 26, 1999
--------------------------------------
     David P. Cameron


/s/ Howard C. Dyer Jr.                  Director                                        August 26, 1999
---------------------------------------
     Howard C. Dyer, Jr.


/s/ Mary F. Hebditch                    Director                                        August 26, 1999
---------------------------------------
     Mary F. Hebditch


/s/ Glen F. Johnson                     Director                                        August 26, 1999
---------------------------------------
     Glen F. Johnson


/s/ Thornton P. Klaren, Jr.             Director                                        August 26, 1999
---------------------------------------
     Thornton P. Klaren, Jr.


/s/ J. Louis LeBlanc                    Director                                        August 26, 1999
---------------------------------------
     J. Louis LeBlanc


                                        Director                                        August 26, 1999
---------------------------------------
    Frederic D. Legate


/s/ Reale J. Lemieux                    Director                                        August 26, 1999
---------------------------------------
     Reale J. Lemieux



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



/s/ A. William Munro                    Director                                        August 26, 1999
---------------------------------------
     A. William Munro


/s/ Carl Ribeiro                        Director                                        August 26, 1999
---------------------------------------
     Carl Ribeiro


/s/ Joseph H. Silverstein               Director                                        August 26, 1999
---------------------------------------
     Joseph H. Silverstein


/s/ Gerald H. Silvia                    Director                                        August 26, 1999
---------------------------------------
     Gerald H. Silvia




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



                                  EXHIBIT INDEX


5 Opinion of Foley, Hoag & Eliot LLP as to the legality of the securities being registered

23.1     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5)

23.2     Consent of Arthur Andersen LLP

24       Power of Attorney (contained on the signature page)

99.1     Seacoast Financial Services Corporation 1999 Stock Incentive Plan





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